Exhibit 99.1

Marina Biotech and ProNAi Therapeutics Announce License

Agreement for the Development of DNAi-based Therapeutics

- ProNAi Therapeutics will develop oncology-focused compounds utilizing its proprietary DNAi technology combined with Marina Biotech’s novel SMARTICLES® liposomal delivery technology -

Bothell, WA and Ann Arbor, MI March 14, 2012 – Marina Biotech, Inc. (OTCQX: MRNA), a leading nucleic acid-based drug discovery and development company, and ProNAi Therapeutics, Inc. (ProNAi), a privately-held biotechnology company pioneering DNA interference (DNAi) therapies for cancer, announced today that the Companies have entered into an Exclusive License Agreement regarding the development and commercialization of DNAi-based therapeutics utilizing Marina Biotech’s novel SMARTICLES® liposomal delivery technology. ProNAi will have full responsibility for the development and commercialization of any products arising under the Agreement. Under terms of the Agreement, Marina Biotech could receive up to $14 million for each gene target in total upfront, clinical and commercialization milestone payments, as well as royalties on sales, with ProNAi having the option to select any number of additional gene targets. For example, if ProNAi licenses five products over time under this Agreement, Marina Biotech could receive up to $70 million in total milestones, plus royalties. Further terms of the Agreement were not disclosed.

“We are pleased that twenty-two patients have been dosed with PNT2258 in our Phase I clinical trial in advanced solid tumor patients to evaluate safety and tolerability, maximum tolerated dose, pharmacokinetics and pharmacodynamics. PNT2258 is our first DNAi oligonucleotide targeted against the anti-apoptotic bcl-2 oncogene and encapsulated in Marina’s SMARTICLES® technology. This novel delivery technology offers protection for the DNAi oligonucleotide during systemic administration with good circulation times and extrahepatic tumor exposure. DNAi are short single-strand unmodified oligonucleotides designed to silence genes by interfering with DNA. The DNAi silencing approach is differentiated from that of RNAi, antisense or miRNA in that it targets genomic sequences within noncoding region of DNA disrupting transcription. The progress and delivery validation in the clinic this past year on the novel DNAi-SMARTICLES® formulation gives us confidence to bring forward more first in class drug candidates alone or with partners. ProNAi is now positioned to advance additional cancer therapies from its pre-clinical leads targeting other oncogenes such as c-myc and k-ras while also exploring other disease targets in areas such as inflammation and genetics diseases,” said Charles L. Bisgaier, Ph.D., President and CEO of ProNAi Therapeutics.

“We are extremely pleased to have entered into a relationship with a company like ProNAi who is developing a first-in-class nucleic acid therapeutic,” stated J. Michael French, President and CEO of Marina Biotech. “In addition, we are excited to see the continued advancement of oligonucleotide-based therapeutics using our SMARTICLES® technology. Besides advancements within our own internal research programs, we have now been able to establish two license agreements broadening the application of the SMARTICLES® technology to the systemic administration of both single and double-stranded oligonucleotide therapeutics. We look forward to the rapid advancement of ProNAi Therapeutics’ clinical pipeline and the opportunity to bring novel therapeutics to patients in need.”

ProNAi is conducting an open-label, single arm, Phase I dose-escalation study of PNT2258 in patients with advanced solid tumors for which no standard therapy exists at START in San Antonio Texas. PNT2258 is ProNAi’s first drug candidate from the DNAi drug platform. Patients receive PNT2258 as an intravenous infusion once daily for 5 consecutive days (Days 1-5) of every 21-day cycle (3 weeks). ProNAi plans to report the results of this Phase I study at oncology conferences later this year and initiate the next Phase I/II safety and efficacy studies in select cancer patients based upon the safety and dose findings from this Phase I study.

About Marina Biotech, Inc.

Marina Biotech is a biotechnology company focused on the development and commercialization of oligonucleotide-based therapeutics utilizing multiple mechanisms of action including RNA interference (RNAi) and messenger RNA translational blocking. The Marina Biotech pipeline currently includes a clinical program in Familial Adenomatous Polyposis (a precancerous syndrome) and two preclinical programs — in bladder cancer and malignant ascites. Marina Biotech entered into an exclusive agreement with The Debiopharm Group for the development and commercialization of the bladder cancer program. In addition, Marina Biotech has entered into an agreement with Mirna Therapeutics to license Marina Biotech’s SMARTICLES® technology for the delivery of microRNA mimics. Marina Biotech's goal is to improve human health through the development of RNAi- and oligonucleotide-based compounds and drug delivery technologies that together provide superior therapeutic options for patients. Additional information about Marina Biotech is available at http://www.marinabio.com.

About ProNAi Therapeutics, Inc.

ProNAi Therapeutics, Inc. is a venture backed, clinical stage, biotech company pioneering a new class of targeted drugs based on utilizing single strands of unmodified DNA oligonucleotides to target genomes responsible for complex, proliferative diseases initially in cancer. The Company’s lead drug candidate, PNT2258, has demonstrated safety and in vivo efficacy in a variety of preclinical tumor xenograft models. The company has successfully raised over $20 million from Apjohn Ventures, Grand Angels, the State of Michigan, Biosciences Research and Commercialization Center (BRCC), Amherst Fund and private investors. Additional information about ProNAi Therapeutics is available at http://www.pronai.com.

Forward-Looking Statements

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of Marina Biotech to obtain additional funding; (ii) the ability of Marina Biotech to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of Marina Biotech and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of Marina Biotech and/or a partner to obtain required governmental approvals; and (v) the ability of Marina Biotech and/or a partner to develop and commercialize products prior to, and that can compete favorably with those of, competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Marina Biotech's most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission. Marina Biotech assumes no obligation to update and supplement forward-looking statements because of subsequent events.

Forward-Looking Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of ProNAi to obtain additional funding; (ii) the ability of ProNAi Therapeutics to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of ProNAi and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of the ProNAi Therapeutics and/or a partner to obtain required governmental approvals; and (v) the ability of ProNAi Therapeutics and/or a partner to develop and commercialize products that can compete favorably with those of competitors.

Marina Biotech, Inc.

Philip Ranker

Interim Chief Financial Officer

(425) 908-3615

pranker@marinabio.com

ProNAi Therapeutics, Inc.

Wendi Rodrigueza, Ph.D.

Vice President, Product Development

(269) 815-8098

wrodrigueza@pronai.com

3